Exhibit 99.1

Consolidated Communications Announces CFO Transition

Fred Graffam named Executive Vice President and Chief Financial Officer

MATTOON, Ill. – Nov. 29, 2022 – Consolidated Communications (NASDAQ: CNSL), a leading Fiber-to-the-Premise (FttP) broadband provider, today announced the appointment of Fred Graffam as executive vice president and chief financial officer effective Dec. 1, 2022. After a distinguished career within the telecommunications industry, Steve Childers will transition from chief financial officer to an advisory role until Dec. 31, 2022 to ensure a smooth transition.

“Steve has played a key role in Consolidated’s growth and success over the past 36 years and I am grateful for his leadership and countless contributions,” said Bob Udell, chief executive officer. “Steve has been a resilient and respected leader, instrumental in guiding the Company’s fiber and broadband expansion plan. I’d like to thank Steve both personally and on behalf of the Company for his service and contributions. With the recent extension of our revolving credit facility, we have no maturities until 2027 and strong liquidity to continue executing on our FttP expansion plan to upgrade fiber to 70% of our addressable locations by 2025.”

“Fred has an exceptional track record of creating value with subscription-based communication service providers,” added Udell. “His business acumen, industry, and public company expertise as well as his operating experience make him well qualified to help lead Consolidated as we continue the transformation to a fiber-first broadband Company. I’m incredibly pleased to welcome Fred to Consolidated during this pivotal transformation period.”

“I’m excited to join the Consolidated team at this important time in the Company’s history,” said Fred Graffam. “I strongly believe in Consolidated’s strategy to bring an exceptional fiber broadband service experience to its customers and look forward to helping the Company capitalize on the FttP opportunity and create value for our stakeholders.”

Mr. Graffam’s experience spans 30 years and includes financial management, operational leadership and accounting expertise within the technology and telecom industries at both public and private companies. Most recently, Graffam served as executive vice president and CFO at Monitronics International, dba Brinks Home Security, a leading home security and alarm monitoring company. Prior to this, Graffam was senior vice president of finance, investor relations and corporate development at DigitalGlobe, Inc., a technology company. Earlier in his career, among other roles, he was a senior vice president of the North America/Asia Pacific regions at Level 3 Communications and he served in various finance and operating capacities of increasing responsibility at Comcast.

Mr. Graffam is a certified public accountant and holds a Bachelor of Science degree from the Alfred Lerner College of Business & Economics at the University of Delaware.

About Consolidated Communications
Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning more than 57,500 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support. Learn more at consolidated.com. Connect with us on social media.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission (“SEC”), including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

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Contact:
Jennifer Spaude, Media Relations
+1, 507-386-3765
jennifer.spaude @consolidated.com

Philip Kranz, Investor Relations

+1 217-238-8480
philip.kranz@consolidated.com